UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report: March 19, 2014
(Date of earliest event reported)

Sterling Financial Corporation
(Exact name of Registrant as Specified in its Charter)

Washington	001-34696	91-1572822
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 North Wall Street, Spokane, Washington 99201
(Address of Principal Executive Offices and Zip Code)

(509) 458-3711
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01  Other Events

On March 19, 2014, Sterling Financial Corporation (“Sterling”) announced that its Board of Directors approved a quarterly cash dividend of $0.20 per common share, payable on April 15, 2014 to shareholders of record as of April 1, 2014.  The timing for the payment of this dividend is being accelerated in accordance with the Agreement and Plan of Merger (“Merger Agreement”) between Sterling and Umpqua Holdings Corporation (“Umpqua”) in order to ensure that Sterling shareholders receive the same number of dividends as Umpqua shareholders for each quarter between execution of the Merger Agreement and completion of the merger, which is currently expected during the second quarter of 2014, subject to regulatory approval and the satisfaction of customary closing conditions.

The press release for this announcement is included as Exhibit 99.1 of this Report.

Item 9.01.  Financial Statements and Exhibits.

(d)  The following exhibit is being furnished herewith:

Exhibit No.	Exhibit Description

99.1	Press release text of Sterling Financial Corporation dated March 19, 2014.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STERLING FINANCIAL CORPORATION
(Registrant)

March 19, 2014	By:	/s/ Patrick J. Rusnak
Date		Patrick J. Rusnak
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press release text of Sterling Financial Corporation dated March 19, 2014.